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                                                                    EXHIBIT 23.1



CONSENT OF INDEPENDENT ACCOUNTS



We consent to the incorporation by reference in the registration statement of Bio-Vascular, Inc. on Form S-8 (File No. 33-85394), Form S-8 (File No. 33-22302), Form S-8 (File No. 33-94588), Form S-8 (File No. 333-14093) and Form S-8
(File No. 333-14137) of our reports dated December 16, 1996, on our audits of the financial statements and financial statement schedule of Bio-Vascular, Inc. as of October 31, 1996 and 1995, and for each of the three years in the period then ended, which reports are included in this Annual Report on Form 10-K. We also consent to the reference to our firm under the captions "Experts" and "Incorporation of Documents by Reference" in the Form S-8 (File No. 33-94588) and under the caption "Incorporation of Documents by Reference in the Form S-8 (File No. 333-14093) and Form S-8 (File No. 333-14137).

                                              /s/
                                                   COOPERS & LYBRAND L.L.P.



Minneapolis, Minnesota
January 27, 1997